Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2025 with respect to the consolidated financial statements of Howard Hughes Holdings Inc. and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

October 15, 2025